UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Registrant issued on February 4, 2004.

Item 9. Regulation FD Disclosure.

On February 4, 2004, the Registrant announced that James L. Kochman, president and CEO of the Registrant’s investment banking subsidiary, Alliant Partners, will step down as head of Alliant Partners, effective as of the date of the announcement.  A copy of the press release issued by the Registrant relating to the announcement is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILICON VALLEY BANCSHARES

Date: February 5, 2004	/s/ Derek Witte
Derek Witte
Corporate Secretary